As filed with the Securities and Exchange Commission on June 10, 2008.
---------------------------------------------------------------------
                                                    Registration No. 333-27659
                                                    --------------------------

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM S-3

                           REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
                     (Post-Effective Amendment No. 1)

                           QUESTAR ASSESSMENT, INC.
           (formerly Touchstone Applied Science Associates, Inc.)
               (Name of Small Business Issuer in Its Charter)


-------------------------------------------------------------------------------
      DELAWARE                         3998                       13-2846796

   (State or Other         (Primary Standard Industrial       (I.R.S. Employer
  Jurisdiction of           Classification Code Number)     Identification No.)
  Incorporation or
    Organization)
-------------------------------------------------------------------------------

                              4 HARDSCRABBLE HEIGHTS
                                   P.O. BOX 382
                             BREWSTER, NEW YORK 10509
                                  (845) 277-8100
             (Address and Telephone Number of Principal Executive Offices)

                              4 HARDSCRABBLE HEIGHTS
                                   P.O. BOX 382
                             BREWSTER, NEW YORK 10509
                    (Address of Principal Place of Business)

                                    ROY LIPNER
                              4 HARDSCRABBLE HEIGHTS
                                   P.O. BOX 382
                             BREWSTER, NEW YORK 10509
                                  (845) 277-8100
              (Name, Address and Telephone Number of Agent For Service)

                                    Copies to:
                              STEVEN R. BERGER, ESQ.
                                Vedder Price P.C.
                            1633 Broadway, 47th Floor
                             New York, New York 10019
                                  (212) 407-7700
                      ____________________________________

      This Post-Effective Amendment No. 1 to this Registration Statement deregisters all shares of Common Stock, par value $0.0001 per share, of Questar Assessment, Inc. (formerly Touchstone Applied Science Associates, Inc.) (the "Company") held by the selling stockholders for resale pursuant to this Registration Statement which remain unsold.

      The Securities and Exchange Commission declared this
Registration Statement effective on June 11, 1997.

                              SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly, authorized, in the City of Brewster, New York, on June 10, 2008.


                                         QUESTAR ASSESSMENT, INC. (formerly
                                         known as TOUCHSTONE APPLIED SCIENCE
                                         ASSOCIATES, INC.)


                                         By: /s/ ROY LIPNER
                                             ---------------------------------
                                             Roy Lipner, President and
                                             Chief Executive Officer
                                             (principal executive officer)

                                             /s/ JAMES J. WILLIAMS
                                             ---------------------------------
                                             James J. Williams, Chief
                                             Financial Officer
                                             (principal financial officer)


      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                           Title                       Date
      ---------                           -----                       ----

/s/ MICHAEL D. BECK                      Director                 June 10, 2008
------------------------
Michael D. Beck

/s/ STEVEN R.BERGER                      Director                 June 10, 2008
------------------------
Steven R. Berger

/s/ DONALD W. HUGHES                     Director                 June 10, 2008
------------------------
Donald W. Hughes

/s/ ROY LIPNER             Chief Executive Officer and Director   June 10, 2008
------------------------
Roy Lipner

/s/ MARTIN MALESKA                        Director                June 10, 2008
------------------------
Martin Maleska

/s/ THEODORE NAEGELI                      Director                June 10, 2008
------------------------
Theodore Naegeli

/s/ CHRIS L. NGUYEN                       Director                June 10, 2008
------------------------
Chris L. Nguyen

/s/ ANDREW L. SIMON                Chairman and Director          June 10, 2008
------------------------
Andrew L. Simon

/s/ THOMAS G. STRUZZIERI                  Director                June 10, 2008
------------------------
Thomas G. Struzzieri

/s/ DAVID L. WARNOCK                      Director                June 10, 2008
------------------------
David L. Warnock